EXHIBIT 16.1

April 7, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentleman:

We have read the statements made by Sutron Corporation, which we understand will be filed with the United States Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Sutron Corporation dated April 7, 2009.  We agree with the statements concerning our Firm in such Form 8-K.

/s/ Thompson, Greenspon & Co. , P.C.

Fairfax, Virginia
April 7, 2009